EXHIBIT 10.11

                                A M E N D M E N T
                                       T O
                     E M P L O Y M E N T   A G R E E M E N T

        This Amendment to Employment Agreement, effective the 1st day of June, 1990, by and between Royce Laboratories, Inc., a Florida Corporation (hereinafter called "Corporation"), and Nilkanth Patel (hereinafter called "Employee").

                              W I T N E S S E T H:

        WHEREAS, the Corporation and the Employee desire to renew and amend the Original Employment Agreement, dated the 25th day of May, 1988.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained,- together with those contained in the Employment Agreement dated the 25th day of May, 1988, the parties hereto agree as follows:

        1. Additional duties as detailed in Paragraph 3 shall include Director of Quality Control and Quality Assurance.

        2. Paragraph 5 (Base Salary), of the Agreement dated the 25th day of May, 1988, with respect to compensation shall be amended to reflect that base salary for the period commencing on the 22nd day of May, 1990, through the 21st day of May 1991, shall be at the rate of Fifty Thousand and no/100 Dollars ($50,000.00) per annum.

        3. Paragraph 6 (Additional Compensation), of the Agreement dated the 25th of May, 1988, with respect to additional compensation shall be amended to provide in paragraph 6., an option for an additional twenty-five thousand shares of stock of the Corporation in accordance with the additional provisions of paragraph 6. of the Original Agreement, said additional option to be exercisable at thirty-seven ($0.37) per share, exercisable for a period of five (5) years from the date hereof.

        This Amendment is subject to find approval by the Board of Directors and the Compensation Committee.

        After the Company completes a public offering the Company and Mr. Patel will, readdress the salary posture of this amendment.

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        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Employment Agreement (Original Employment Agreement dated the 28th day of March, 1988), on this ___ day of ____________, 199__.

CORPORATION:                                EMPLOYEE:

ROYCE LABORATORIES, INC.

By:
   -------------------------------          ---------------------------------
        Patrick J. McEnany                  NILKANTH PATEL
        President

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                                A M E N D M E N T
                                       T O
                     E M P L O Y M E N T   A G R E E M E N T

        This Amendment to Employment Agreement, effective the 6th day of July, 1989, by and between Royce Laboratories, Inc., a Florida Corporation (hereinafter called "Corporation"), and Nilkanth Patel (hereinafter called "Employee").

                              W I T N E S S E T H:

        Whereas, the Corporation and the Employee desire to renew and amend the Original Employment Agreement, dated the 25th day of May, 1988.

        Now, therefore, in consideration of the foregoing premises and the mutual covenants hereinafter contained, together with those contained in the Employment Agreement dated the 25th day of May, 1988, the parties hereto agree as follows:

        1. Paragraph 5 (Base Salary), of the Agreement dated the 25th day of May, 1988, with respect to compensation shall be amended to reflect that base salary for the period commencing on the 22nd day of May, 1989, through the 21st day of May 1990, shall be at the rate of Forty-Five Thousand and no/100 Dollars ($45,000.00) per annum.

        2. Paragraph 6 (Additional Compensation), of the Agreement dated the 25th of May, 1988, with respect to additional compensation shall be amended to provide in paragraph 6., an option for an additional seven thousand shares of stock of the Corporation in accordance with the additional provisions of paragraph 6. of the Original Agreement, said additional option to be exercisable at seventy-five ($0.75) per share, exercisable for a period of five (5) years from the date hereof. The second two thousand shares, to have been granted six months after the initial employment date, pursuant to the Original Agreement, is hereby waived.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Employment Agreement (Original Employment Agreement dated the 28th day of March, 1988), on this 6th day of July, 1989.

                                      CORPORATION

                                      ROYCE LABORATORIES, INC.

                                      By:
                                         ---------------------------------
                                         Clifford W. Messina
                                         President

                                      EMPLOYEE:

                                      ------------------------------------
                                      NILKANTH PATEL

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

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT, effective as of the 25th day of May, 1988 by and between ROYCE LABORATORIES, INC., a Florida corporation (hereinafter called "Corporation"), and NILKANTH PATEL (hereinafter called "Employee").

                              W I T N E S S E T H:

        WHEREAS, Corporation desires to obtain the services of Employee, and Employee desires to become employed by Corporation, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

        1. EMPLOYMENT. Corporation hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

        2. TERM OF EMPLOYMENT. The employment of Employee hereunder shall commence on May 25, 1988 and shall terminate on May 24, 1989, unless renewed or sooner terminated in the manner hereinafter- provided. The employment of Employee hereunder shall be automatically renewed on May 25th, of each subsequent year, unless terminated by the Corporation. Should the Corporation decide to terminate the employment of Employee, the Corporation shall serve notice of its intention to terminate this Agreement not less than thirty (30) days prior to such termination.

        3. DUTIES OF EMPLOYEE. Employee agrees to serve the Corporation faithfully to the best of his ability under the direction of the Board of Directors and officers of Corporation devoting his energies and skills, and all of his business time to his duties hereunder. The principal place of employment of Employee shall be at the offices of Corporation in Miami, Florida, or such other place as the parties so designate.

        It is the intention of the parties that the principal duties of Employee shall be to serve as Quality Control Manager. In such capacity, Employee shall perform such services which are not inconsistent with his position, promote the interests of Corporation and render such managerial, administrative and other services as are normally associated with and incident to such position and as Corporation from time to time may require of him.

        4. REPRESENTATIONS BY EMPLOYEE. Employee hereby represents and warrants to the Corporation and its shareholders as follows:

           (a) There are no restrictions or covenants that the Employee is bound to, which would preclude Employee from performing his obligations hereunder;

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           (b) Employee did not have a written employment agreement with his previous employer;

           (c) Employee has not entered into a noncompetition agreement that would preclude him from performing his obligations hereunder; and

           (d) Employee will not unjustifiably interfere with any advantageous contractually or business relationship that h~s previous employer may have; and

           (e) Employee will devote his full time and use his best efforts on behalf of the Corporation.

        5. BASE SALARY. Corporation agrees to pay to Employee as compensation for all the services to be rendered by Employee during the period from May 25, 1988 through May 24, 1989, a base salary as adjusted below ("Base Salary") at the rate Thirty-Three Thousand -($33,000.00) Dollars per annum, payable in accordance with the normal payroll practices of Corporation. Employee's Base Salary shall be adjusted prospectively to the rate of Thirty-Five Thousand ($35,000.00) Dollars ninety days from the date on which Employee commences employment hereunder. Notwithstanding the foregoing, the Corporation may pay to Employee such other bonus or bonuses, if any, as Corporation may determine, from time to time, to be warranted, based upon the performance of Employee, said determination to be in the sole and absolute discretion of the Board of Directors. Any such bonuses may be payable at such time or times as Corporation may determine.

        6. ADDITIONAL COMPENSATION.

        The Corporation hereby grants to Employee as of the date hereof an option to purchase 2,000 shares of common stock, par value $.005 per share (the "Shares"), of the Corporation pursuant to the terms and conditions of the Corporation's Non-Qualified Stock Option Plan, as amended (the "Plan"). In addition, the Corporation shall grant to Employee six months from the date hereof an option to purchase 2,000 shares pursuant to the Plan, provided that at such time Employee is employed by the Corporation pursuant to this Agreement. Such options may be exercised not before one year from the date of grant, provided that at such time Employee's employment with the Corporation has not been terminated for any reason whatsoever. The shares to be issued pursuant to these options have not been registered with the United States Securities and Exchange Commission, the Department of Banking and Finance of the State of Florida, or any other agency regulating the sale of securities in any jurisdiction. Therefore, the stock issued thereunder cannot be sold, transferred, or otherwise disposed of unless they are subsequently registered under the laws of the United States and the State of Florida, or if in the opinion of the Corporation's counsel, an exemption from registration is available. The Employee will be required, as a condition precedent to the exercise of these options, to acknowledge that the purchase of these shares is for investment, for his own account, and without any view to the sale or other disposition thereof and to comply with

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the provisions of Rule 144 promulgated under the Securities and Exchange Act of
1934. The certificates representing these shares shall contain the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
           REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY
           NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE
           OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN THE OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS
           NOT REQUIRED.
                                               .
        7. BENEFITS. Employee shall be entitled to all benefits in accordance with the normal benefit policies of the Corporation therein, such benefits shall include, but not be limited to, sick leave, policies of insurance covering the life of Employee, if any and stock benefit plan as adopted by Corporation. In addition, Employee shall be entitled to 2 weeks of paid vacation during each employment year.

        8. TERMINATION OF EMPLOYMENT.

           (a) Notwithstanding anything to the contrary contained in this Employment Agreement, the Corporation, by written notice to Employee, shall at all times have the right to terminate this Employment Agreement and all obligations herein, for cause. For the purposes of this Employment Agreement, the term "Cause" shall mean any action of Employee or any failure to act on the part of Employee which constitutes:

           (i) Fraud, embezzlement or any felony in connection with the Employee's duties as a principal employee of the Corporation or any subsidiary or affiliate of the Corporation or willful misconduct, act of moral turpitude or the commission of any other act which causes or may reasonably be expected to cause substantial economic or reputational injury to the Corporation or any such subsidiary or affiliate; or

           (ii) continuing conflict of interest or continuing failure to follow reasonable directions or instructions of the Board of Directors of the Corporation. A conflict of interest or a failure to follow directions of the Board of Directors of the Corporation shall be deemed to be continuing if Employee shall have received written notice thereof and shall have not terminated the conflict or the failure within a period of thirty (30) days after receipt of such notice.

           (b) Notwithstanding anything to the contrary contained in this Employment Agreement, the Corporation by written notice to the Employee shall at all times have the right to terminate the employment of Employee under this Employment Agreement if Employee shall

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

experience a Total Disability. For purposes of this Employment Agreement, the term "Total Disability" shall mean any mental or physical illness, condition, disability or incapacity as shall:

           (i) prevent executive from reasonably discharging his services and employment duties hereunder;

           (ii) be attested to in writing by a physician acceptable to the Corporation; and

           (iii) continue during any period of ninety (90) consecutive calendar days or periods aggregating-one hundred eighty (180) calendar days in any calendar year. Total Disability shall be deemed to have occurred on the last day of such applicable period.

           (c) This Employment Agreement shall automatically terminate upon the date of Employee's death.

        9. REPRESENTATION AND WARRANTY OF EMPLOYEE. Employee hereby represents and warrants that Employee is not a party to any agreement, contract or understanding which would in any way restrict or prohibit him from undertaking or performing any of his obligations hereunder in accordance with the terms and conditions of this Employment Agreement. Employee agrees to indemnify and hold Corporation harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without -limitation, attorneys' fees and disbursements, including those incurred in appellate proceedings) which may be incurred by or asserted against Corporation in the event that the representation and warranty of Employee contained in the preceding sentence shall not be true and correct as of the date hereof.

        10. REMEDIES. It is recognized and hereby acknowledged by the parties hereto that a breach or violation by Employee of any of the provisions contained in this Agreement will cause Corporation irreparable injury and damage, the--monetary amount of which may be virtually impossible to ascertain. By reason of this, Employee acknowledges that Corporation shall be entitled in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach or violation by Employee of any of the provisions of this Employment Agreement. This Paragraph 9 shall not, however, be construed as a waiver of any of the rights which Corporation may have for damages, or otherwise.

        11. RESTRICTIVE COVENANTS: CONFIDENTIALITY.

           (a) Employee acknowledges that the services rendered by him are of a special and unusual character with a unique value to the Corporation, the loss of which cannot adequately be compensated by damages in an action at law. Accordingly, because of the confidential information to be obtained by or disclosed to the Employee, and that as a material inducement to the Corporation to enter into this Employment Agreement, Employee covenants and - agrees as follows:

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           (i) During Employee's employment and for a period-of three (3) years after termination of his employment with Corporation, whether pursuant to this Employment Agreement or otherwise, he shall not, without prior written approval of the board of directors of Corporation, directly or indirectly engage in and shall have no interest in any business, firm, partnership or corporation, whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise, engage in any activity that is the same or similar to, or competitive with any activity now engaged within the primary business of the Corporation or which will be engaged in by the Corporation, within the area designated on Exhibit "A" attached hereto.

           (ii) During Employee's employment and for a period of three (3) years after his employment with Corporation, whether pursuant to this Employment Agreement or otherwise, he shall not, without prior written consent of the board of directors of Corporation, directly or indirectly, render services to or for any person, firm, or entity for compensation or engage in research, developing, manufacturing, testing or marketing or otherwise provide processing services for any drug with respect to which the Corporation has submitted an Abbreviated New Drug Application, any dosage form of any of the drugs worked on by any employee of the Corporation while Employee was employed by the Corporation or any drug identified by the Corporation for future research and development.

        (b) In the course of his employment, it is anticipated that Employee shall have access to proprietary and confidential knowledge and information pertaining to the business of the Corporation and its business methods, marketing information and methods, systems plans, policies and the functional know-how relating to the Corporation and any other business the Corporation becomes actively engaged in. Employee agrees that, during and after the term hereof, he shall not (otherwise than pursuant to his duties hereunder) disclose, to an unauthorized third party, any and all proprietary or confidential information or trade secret, pertaining to the Corporation and its business methods, practices or affairs.

        (c) The provisions of this Paragraph 11 shall survive the termination or expiration of this Employment Agreement.

        (d) Employee agrees and acknowledges that the restrictions contained herein are reasonable in scope and geography and that adherence to same will not preclude Employee from meaningful employment.

        12. EMPLOYEE INVENTIONS. Employee acknowledges and agrees that all inventions, patents, patent applications, copyrights, research, development and-formulas ("Inventions") related to the present or planned business of Corporation, which are conceived or reduced to practice by Employee during the period of Employee's employment or during a period of one hundred twenty (120) days after termination of such employment, whether or not done during Employee's regular working hours, are the sole property of Corporation. Moreover, Employee agrees that he will disclose promptly and in writing to Corporation all Inventions which are covered by this Agreement, and Employee hereby assigns and agrees to assign to Corporation or its nominee all of his right, title,

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

and interest in and to such Inventions. Employee agrees not to disclose any of these Inventions to others without the express consent of Corporation.

        Employee agrees, at any time during or after his employment, on request of Corporation, to execute specific assignments in favor of Corporation or its nominee of Employee's interest in any of the Inventions covered by this Agreement, as well as to execute all papers, render all assistance, and perform all lawful acts which Corporation considers necessary or advisable for the preparation, filing, prosecution, issuance, procurement, maintenance or enforcement of patent applications and patents of the United States and foreign countries for these Inventions, and for the transfer of any interest Employee may have. Employee will execute any and all papers and documents required to vest title in Corporation or its nominee in the Inventions.

        13. COMPLETE AGREEMENT. This Employment Agreement constitutes the complete understanding among the parties hereto, and supersedes any and all prior agreements, memoranda, writings or oral understandings among the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by all of said parties.

        14. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Employment Agreement shall inure to the benefit of and be binding upon the heirs, successors, personal representatives and assigns of the respective parties hereto.

        15. GOVERNING LAW. This Employment Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Florida.

        16. NOTICES. All notices and other communications to be made, served or given pursuant to the terms of this Employment Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid,-or personally delivered to the party to whom same is intended to be delivered as follows:

        If to Corporation:   Royce Laboratories, Inc.
                             16600 N.W. 54th Avenue
                             Miami Lakes, Florida 33014

        If to Employee:      Nilkanth Patel

                             --------------------------------------

                             --------------------------------------

or at such different address as such party previously may have specified to the other by a notice sent in accordance with this paragraph 16.

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

        17. PARAGRAPH HEADINGS. The paragraph headings set forth in this Employment Agreement are for reference purposes only and shall not be considered as part of this Employment Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Employment Agreement.

        18. SEVERABILITY. If any provision or portion thereof of this Employment Agreement shall be held by any Court of competent jurisdiction to be illegal, void or unenforceable, such provision, or portion thereof, shall be of no force and effect, but the illegality or unenforceability of such provision, or portion thereof, shall have no effect upon and shall not impair the enforceability of any other provision of this Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement this ___ day of ________________, 1996.

                             CORPORATION

                             ROYCE LABORATORIES, INC.

                             By:
                                --------------------------------------
                                Russell T. Cali, Jr.
                                President

                             EMPLOYEE

                             -----------------------------------------
                             NILKANTH PATEL

                                   EXHIBIT "A"

        The areas referred to in Paragraph 11(a)(i) of the Employment Agreement shall be the following:

(a)     the States of Florida, Georgia, South Carolina, North Carolina and
        Virginia.

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